UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2013

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SPRINT NEXTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Kansas	1-04721	48-0457967
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 829-0965

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Short-Term Compensation Plan

On February 27, 2013, the Compensation Committee of the Board of Directors of Sprint Nextel Corporation (the “Company”) established the performance objectives and other terms of the Company's 2013 Short-Term Incentive Plan for officers and other eligible employees of the Company (the “2013 STI Plan”). As called for under the Agreement and Plan of Merger, dated as of October 15, 2012, as amended on November 29, 2012 (the “Merger Agreement”) by and among the Company, SOFTBANK CORPORATION (“SoftBank”), Starburst I, Inc., a Delaware corporation and a direct wholly owned subsidiary of SoftBank (“HoldCo”), Starburst II, Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo (“Parent” or “New Sprint”) and Starburst III, Inc., a Kansas corporation and a direct wholly owned subsidiary of New Sprint (“Merger Sub”), the Compensation Committee has established two six-month performance periods as opposed to one annual period. The first period is from January 1, 2013 through June 30, 2013 and the second is from July 1, 2013 through December 31, 2013. Each performance period has discrete performance objectives, and 2013 STI Plan participants generally must be employed on December 31, 2013 in order to be eligible to receive compensation for either period.

The first period of 2013 STI Plan provides for a payment of incentive compensation to officers and other eligible employees based on the achievement of the following specified performance objectives and weightings: (1) adjusted OIBDA (operating income before depreciation and amortization excluding severance, exit costs, and other special items) at 50%; (2) a measure of retention of our Sprint platform postpaid wireless subscribers, which we refer to as post-paid churn, at 30%; and (3) Sprint platform net subscriber additions (excluding Nextel Platform, Assurance Wireless and Wholesale) at 20%.

Each of the performance objectives will have a threshold, target and maximum level of payment opportunity. The maximum payment opportunity is equal to 200% of the participant's target opportunity, and failure to attain the threshold goal for each performance objective results in forfeiture of the associated opportunity. The award payment under the 2013 STI Plan for each performance period will be determined based on the Company's results using three variables: (1) the participant's annual incentive target opportunity, which is based on a percentage of the participant's base salary; (2) the Compensation Committee's assessment and certification of Company performance compared with the target for each of the above-referenced performance objectives; and (3) relative weightings for each performance objective. The determination of payments for certain executive officers will be made so as to comply with Section 162(m) of the Internal Revenue Code.

Under the 2013 STI Plan: Daniel R. Hesse's target opportunity is 200% of base salary; Joseph J. Euteneuer's target opportunity is 130% of base salary; Steven L. Elfman's target opportunity is 125% of base salary; and Robert L. Johnson's target opportunity is 100% of base salary. Keith O. Cowan's target opportunity is 125% of base salary, but he was employed with the Company only through January 2, 2013 and will be entitled only to a pro rata portion of any payout earned.

The actual incentive amounts paid under the 2013 STI Plan will be based on the Company's actual results during 2013 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that were established and are subject to the Compensation Committee's discretion.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: March 5, 2013	By:	/s/ Timothy P. O'Grady
Timothy P. O'Grady
Assistant Secretary